Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Meg Maise (Corporate Press/Investor Relations)

Take-Two Interactive Software, Inc.

(646) 536-2932

meg.maise@take2games.com

Take-Two Interactive Software, Inc. Reports

First Quarter Fiscal 2009 Financial Results

New York, NY — March 10, 2009 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its first fiscal quarter ended January 31, 2009.

Net revenue for the first quarter was $256.8 million, compared to $240.4 million for the same quarter of fiscal 2008. First quarter sales were led by Grand Theft Auto IV, Carnival Games, NBA 2K9 and Midnight Club: Los Angeles.

Net loss for the first quarter was $50.4 million or $0.66 per share, compared to a net loss of $38.0 million or $0.52 per share in the first quarter of fiscal 2008. The Company’s increased loss for the first quarter compared to the prior year was primarily due to higher marketing, legal, and research and development expenses.

The first quarter results include $6.2 million in stock-based compensation expense ($0.08 per share) and $4.9 million in expenses related to unusual legal matters ($0.06 per share). Results for the first quarter of 2008 included $6.1 million in stock-based compensation expense ($0.08 per share) and $1.7 million in expenses related to unusual legal matters and business reorganization costs ($0.02 per share).

Non-GAAP net loss was $39.3 million or $0.52 per share in the first quarter, compared to a net loss of $30.3 million or $0.41 per share in the first quarter of 2008.  (Please refer to Non-GAAP Financial Measures and reconciliation tables included later in this release for additional information and details on non-GAAP items.)

Business Highlights

Among the significant recent business developments, Take-Two noted the following:

•                  Over 13 million units of Rockstar Games’ Grand Theft Auto IV have been shipped as of January 31, 2009.

•                  Rockstar Games announced Red Dead Redemption, a follow-up to the 2004 hit game Red Dead Revolver, which is in development at Rockstar San Diego and planned for a fall 2009 release.

•                  2K Play’s wholly owned Carnival Games™ franchise, including Carnival Games for Nintendo’s Wii™ and DS™, and Carnival Games™ MiniGolf for Wii, has shipped over four million units worldwide.

“Take-Two led off fiscal 2009 with somewhat better than expected performance. Our sales reflected the continued strength and diversity of our portfolio of top franchises, including Grand Theft Auto IV, Carnival Games, NBA 2K9 and Midnight Club: Los Angeles. Looking to the balance of the year, the economy remains challenging and uncertain, and our industry will not be immune to this environment. Consumers will continue to be highly selective in their purchases, including interactive entertainment. We need to deliver innovative, exceptionally compelling products to compete for this more limited consumer spending, and we are confident in our ability to do so,” said Strauss Zelnick, Chairman of Take-Two.

Ben Feder, Chief Executive Officer of Take-Two, commented, “We believe that in this economic environment, publishers that can offer both quality and value will attract the broadest audience of consumers. We believe Take-Two is solidly positioned on both fronts, with our world-class studios creating triple-A titles and Jack of All Games’ expertise in distributing value products.  We will continue to focus on our competitive strengths in both of these areas, while also investing in promising emerging markets, and leveraging our leading edge software development tools and technologies.  We recognize the challenges of balancing efficiency with creativity, and our team believes that we can manage the business effectively without sacrificing our renowned standards for excellence.”

Financial Guidance

The Company is providing initial guidance for the second quarter ending April 30, 2009 and is reiterating its guidance for the fiscal year ending October 31, 2009 as follows:

	Revenue*	Non-GAAP EPS
Second quarter ending 4/30/2009	$200 to $220	$(0.10 to $(0.20)
Fiscal year ending 10/31/2009	$1,100 to $1,250	$0.00 to $0.20

* Dollars in millions

The Company’s non-GAAP EPS estimates for the second quarter ending April 30, 2009 and fiscal year ending October 31, 2009 exclude the following items:

	Stock-based compensation expense per share (a) (b)	Expenses related to unusual legal matters per share
Second quarter ending 4/30/2009	$0.07	$0.01
Fiscal year ending 10/31/2009	$0.25	$0.10

(a) The Company’s stock-based compensation expense for the second quarter and fiscal year 2009 reflects the cost of approximately 2 million stock options and 1.5 million shares previously issued to ZelnickMedia that are subject to variable accounting. Actual expense to be recorded in connection with these options and shares is dependent upon several factors, including future changes in Take-Two’s stock price.

(b) Excludes approximately $0.00 and $0.10 per share, respectively, of stock-based compensation expense for the second quarter and fiscal 2009 related to the potential issuance of 2,849,003 shares of restricted stock to certain employees of Rockstar Games, which is subject to stockholder approval of the 2009 Stock Incentive Plan at the

Company’s annual stockholder meeting, scheduled for April 23, 2009. These shares have not been factored into the weighted average share count underlying the EPS guidance provided above for the second quarter and fiscal 2009.

Key assumptions and dependencies underlying the Company’s guidance include continued consumer acceptance of the Xbox 360® video game and entertainment system from Microsoft, PLAYSTATION®3 computer entertainment system, and Wii™ home video game system from Nintendo; the ability to develop and publish products that capture market share for these current generation systems while continuing to leverage opportunities on legacy platforms; as well as the timely delivery of the titles detailed in this release.

Product Pipeline

The following titles shipped during the first and second quarters of 2009:

Title	Platform

Dora the Explorer: Dora Saves the Snow Princess	DS
Grand Theft Auto IV	PC
Grand Theft Auto IV: The Lost and Damned	Xbox 360
Major League Baseball® 2K9	Multiple platforms
MLB® 2K9 Fantasy All-Stars	DS
MLB® Front Office Manager	Xbox 360, PS3, Games for Windows®
MLB® Superstars	Wii

Take-Two’s lineup announced to date for the remainder of fiscal 2009 includes the following titles:

Title	Platform

Beaterator	TBA
BioShock® 2	TBA
Borderlands™	Xbox 360, PS3, Games for Windows
Don King Boxing	Wii, DS
Grand Theft Auto: Chinatown Wars	DS
Grand Theft Auto IV Second Episode	Xbox 360
Mafia II	Xbox 360, PS3, Games for Windows
Major League Baseball® 2K9	PSP
Midnight Club: Los Angeles Downloadable
Content — South Central Premium Upgrade	Xbox 360, PS3
NBA® 2K10	Multiple platforms
NHL® 2K10	Multiple platforms
Red Dead Redemption	Xbox 360, PS3
The BIGS™ 2	Multiple platforms

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses non-GAAP measures of financial performance that exclude certain non-recurring or non-cash items.  Non-GAAP gross profit, income (loss) from operations, net income (loss) and earnings (loss) per share are measures that exclude certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP. They are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These non-GAAP financial measures may be different from similarly titled measures used by other companies.

The non-GAAP measures exclude the following items from the Company’s statements of operations:

•                  Business reorganization, restructuring and related expenses

•                  Stock-based compensation

•                  Professional fees and expenses associated with unusual legal and other matters, including the Company’s concluded process to evaluate its strategic alternatives

•                  Income tax effects of the items listed above

In addition, the Company may consider whether other significant non-recurring items that arise in the future should also be excluded from the non-GAAP financial measures it uses.

The Company believes that these non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude certain items as follows:

Business reorganization, restructuring and related expenses

In March 2007, the Company’s stockholders elected a new slate of members to Take-Two’s Board of Directors, who immediately removed the Company’s former President and Chief Executive Officer. Subsequently, the Company’s former Chief Financial Officer resigned.  As a result of these actions and the implementation of a business reorganization plan, the Company incurred significant costs in the fiscal years ended October 31, 2007 and October 31, 2008 to reduce headcount, relocate employees and consolidate sales and operational functions. These costs were related to severance, asset write-offs and associated professional fees.  As of October 31, 2008, the Company had substantially concluded the reorganization plan.

The Company does not engage in reorganization activities on a regular basis and therefore believes it is appropriate to exclude business reorganization expenses from its non-GAAP financial measures.

Stock-based compensation

The Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short and long-term operating plans.  The Company places greater emphasis on stockholder dilution than accounting charges when assessing the impact of stock-based equity awards.

Professional fees and expenses associated with unusual legal and other matters, including the Company’s concluded strategic review process

The Company incurred significant legal, consulting and investment banking expenses in the fiscal year ended October 31, 2008 related to the tender offer by Electronic Arts Inc. to acquire all of the Company’s outstanding shares, which was launched in March 2008 and expired in August 2008, and the Company’s related strategic review process which was completed in October 2008.

Additionally, the Company has realized significant legal and other professional fees associated with both the investigation of its historical stock option granting process and the Company’s responses to related governmental inquiries and civil lawsuits. The Company has also incurred legal expenses related to the tender offer by Electronic Arts. One of management’s primary objectives is to bring conclusion to its outstanding legal matters.  The Company continues to incur expenses for professional fees and has accrued for legal settlements that are outside its ordinary course of business. As a result, the Company has excluded such expenses from its non-GAAP financial measures.

EBITDA and Adjusted EBITDA

Earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) is a financial measure not calculated and presented in accordance with U.S. GAAP.  Management uses EBITDA adjusted for business reorganization and related expenses (“Adjusted EBITDA”), among other measures, in evaluating the performance of the Company’s business units.  Adjusted EBITDA is also a significant component of the Company’s incentive compensation plans. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, net income/(loss) prepared in accordance with GAAP.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC, PLAYSTATION®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® video game and entertainment system from Microsoft, Wii™ and Nintendo DS™. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games, 2K Sports and 2K Play; and distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. Take-Two’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Microsoft, Xbox, Xbox 360, Xbox LIVE and the Xbox logos are trademarks of the Microsoft group of companies and are used under license from Microsoft.

“PlayStation”, “PLAYSTATION”, “PSP” and the “PS” Family logo are registered trademarks of Sony Computer Entertainment Inc. Memory Stick Duo™ may be required (sold separately).

Wii and Nintendo DS are trademarks of Nintendo.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the realization of the anticipated benefits from our recent business reorganization, the ability to maintain acceptable pricing levels on our games, our reliance on a primary distribution service provider for a significant portion of our products, our ability to raise capital if needed, risks associated with international operations, the matters relating to the Special Committee’s investigation of the Company’s stock option grants and the claims and proceedings relating thereto (including stockholder and derivative litigation, actions by the SEC and/or other governmental agencies and negative tax or other implications for the Company resulting from any accounting adjustments or other factors) and risks associated with the Company’s concluded process to evaluate its strategic alternatives including stockholder litigation arising therefrom. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008, in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended January 31,
	2009	2008

Net revenue	$256,810	$240,442

Cost of goods sold:
Product costs	149,946	148,152
Software development costs and royalties	23,302	22,713
Internal royalties	20,472	6,145
Licenses	7,182	8,998
Total cost of goods sold	200,902	186,008

Gross profit	55,908	54,434

Selling and marketing	40,774	33,729
General and administrative	39,748	32,921
Research and development	20,943	15,810
Business reorganization and related	—	162
Depreciation and amortization	5,108	6,409
Total operating expenses	106,573	89,031
Loss from operations	(50,665)	(34,597)
Interest and other, net	2,349	1,367
Loss before income taxes	(48,316)	(33,230)
Income taxes	2,072	4,767
Net loss	$(50,388)	$(37,997)

Basic and diluted loss per share	$(0.66)	$(0.52)

Basic and diluted weighted average shares outstanding	76,102	73,148

	Three months ended January 31,
OTHER INFORMATION	2009	2008

Total revenue mix
Publishing	58%	51%
Distribution	42%	49%

Geographic revenue mix
North America	75%	84%
International	25%	16%

Publishing revenue platform mix
PC	24%	10%
Nintendo Wii	19%	19%
Microsoft Xbox 360	18%	21%
Sony PLAYSTATION 3	15%	8%
Sony PlayStation 2	9%	25%
Sony PSP	8%	13%
Nintendo Handhelds	5%	3%
Other	2%	1%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	January 31,	October 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$217,836	$280,277
Accounts receivable, net of allowances of $63,296 and $68,448 at January 31, 2009 and October 31, 2008, respectively	60,320	157,458
Inventory	75,972	104,235
Software development costs and licenses	116,712	113,436
Prepaid taxes and taxes receivable	24,954	23,763
Prepaid expenses and other	49,052	44,605
Total current assets	544,846	723,774

Fixed assets, net	29,358	32,361
Software development costs and licenses, net of current portion	66,745	61,991
Goodwill	225,182	230,809
Other intangibles, net	24,970	26,123
Other assets	9,648	8,294
Total assets	$900,749	$1,083,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$59,487	$156,167
Accrued expenses and other current liabilities	130,679	153,089
Deferred revenue	53,840	56,163
Total current liabilities	244,006	365,419
Line of credit	70,000	70,000
Income taxes payable	27,526	26,399
Other long-term liabilities	6,874	6,416
Total liabilities	348,406	468,234
Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized; 78,757 and 77,694 shares issued and outstanding at January 31, 2009 and October 31, 2008, respectively	788	777
Additional paid-in capital	610,431	603,579
(Accumulated deficit) retained earnings	(32,113)	18,275
Accumulated other comprehensive loss	(26,763)	(7,513)
Total stockholders’ equity	552,343	615,118

Total liabilities and stockholders’ equity	$900,749	$1,083,352

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Three months ended January 31,
	2009	2008
Operating activities:
Net loss	$(50,388)	$(37,997)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization and impairment of software development costs and licenses	20,092	18,581
Depreciation and amortization of long-lived assets	5,108	6,409
Amortization and impairment of intellectual property	390	351
Stock-based compensation	6,182	6,073
Deferred income taxes	(177)	(107)
Foreign currency transaction gain and other	(3,737)	(1,387)
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	97,138	42,420
Inventory	28,263	16,844
Software development costs and licenses	(31,613)	(34,023)
Prepaid expenses, other current and other non-current assets	(6,957)	17,551
Accounts payable, accrued expenses, deferred revenue, income taxes payable and
other liabilities	(121,110)	(74,080)
Total adjustments	(6,421)	(1,368)
Net cash used for operating activities	(56,809)	(39,365)

Investing activities:
Purchase of fixed assets	(2,198)	(1,370)
Purchases of businesses, net of cash acquired	—	(151)
Net cash used for investing activities	(2,198)	(1,521)

Financing activities:
Proceeds from exercise of options	4	937
Net borrowings on line of credit	—	18,000
Payment of debt issuance costs	—	(979)
Net cash provided by financing activities	4	17,958
Effects of exchange rates on cash and cash equivalents	(3,438)	(441)
Net decrease in cash and cash equivalents	(62,441)	(23,369)
Cash and cash equivalents, beginning of year	280,277	77,757
Cash and cash equivalents, end of period	$217,836	$54,388

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months	Professional		Non-GAAP three
	ended January 31,	fees and	Stock-based	months ended January 31,
	2009	legal matters	compensation	2009

Net revenue	$256,810	$—	$—	$256,810

Cost of goods sold:
Product costs	149,946	—	—	149,946
Software development costs and royalties	23,302	—	(1,172)	22,130
Internal royalties	20,472	—	—	20,472
Licenses	7,182	—	—	7,182
Total cost of goods sold	200,902	—	(1,172)	199,730

Gross profit	55,908	—	1,172	57,080

Selling and marketing	40,774	—	(493)	40,281
General and administrative	39,748	(4,859)	(3,391)	31,498
Research and development	20,943	—	(1,126)	19,817
Business reorganization and related	—	—	—	—
Depreciation and amortization	5,108	—	—	5,108
Total operating expenses	106,573	(4,859)	(5,010)	96,704
Loss from operations	(50,665)	4,859	6,182	(39,624)
Interest and other, net	2,349	—	—	2,349
Loss before income taxes	(48,316)	4,859	6,182	(37,275)
Income taxes	2,072	—	—	2,072
Net loss	$(50,388)	$4,859	$6,182	$(39,347)

Basic and diluted loss per share*	$(0.66)	$0.06	$0.08	$(0.52)

Basic and diluted weighted average shares outstanding	76,102			76,102

EBITDA:
Loss before income taxes	$(48,316)			$(37,275)
Interest	1,545			1,545
Depreciation and amortization	5,108			5,108
EBITDA	$(41,663)			$(30,622)
Add: Business reorganization and related	—			—
Adjusted EBITDA	$(41,663)			$(30,622)

*Basic and diluted loss per share may not add due to rounding

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months	Business	Professional		Non-GAAP three
	ended January 31,	reorganization	fees and	Stock-based	months ended January 31,
	2008	and related	legal matters	compensation	2008

Net revenue	$240,442	$—	$—	$—	$240,442

Cost of goods sold:
Product costs	148,152	—	—	—	148,152
Software development costs and royalties	22,713	—	—	(746)	21,967
Internal royalties	6,145	—	—	—	6,145
Licenses	8,998	—	—	—	8,998
Total cost of goods sold	186,008	—	—	(746)	185,262

Gross profit	54,434	—	—	746	55,180

Selling and marketing	33,729	—	—	(867)	32,862
General and administrative	32,921	—	(1,494)	(3,372)	28,055
Research and development	15,810	—	—	(1,088)	14,722
Business reorganization and related	162	(162)	—	—	—
Depreciation and amortization	6,409	—	—	—	6,409
Total operating expenses	89,031	(162)	(1,494)	(5,327)	82,048
Loss from operations	(34,597)	162	1,494	6,073	(26,868)
Interest and other, net	1,367	—	—	—	1,367
Loss before income taxes	(33,230)	162	1,494	6,073	(25,501)
Income taxes	4,767	—	—	—	4,767
Net loss	$(37,997)	$162	$1,494	$6,073	$(30,268)

Basic and diluted loss per share*	$(0.52)	$0.00	$0.02	$0.08	$(0.41)

Basic and diluted weighted average shares outstanding	73,148				73,148

EBITDA:
Loss before income taxes	$(33,230)				$(25,501)
Interest	152				152
Depreciation and amortization	6,409				6,409
EBITDA	$(26,669)				$(18,940)
Add: Business reorganization and related	162				—
Adjusted EBITDA	$(26,507)				$(18,940)

*Basic and diluted loss per share may not add due to rounding